FORM OF RF MICRO DEVICES, INC. PROXY CARD — PRELIMINARY

SPECIAL MEETING OF SHAREHOLDERS OF

RF MICRO DEVICES, INC.

[—], 2014

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

$ Please detach along perforated line and mail in the envelope provided.$

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF PROPOSALS 1, 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

		FOR	AGAINST	ABSTAIN				FOR	AGAINST	ABSTAIN
1.	To approve the Agreement and Plan of Merger and Reorganization, dated as of February 22, 2014, by and among RF Micro Devices, Inc. (“RFMD”), TriQuint Semiconductor, Inc. (“TriQuint”) and Rocky Holding, Inc. (“Rocky Holding”) pursuant to which, among other things, RFMD and TriQuint each agreed to combine their businesses, with Rocky Holding becoming the ultimate parent company	☐	☐	☐		3.	To approve, by non-binding advisory vote, the compensation arrangements for RFMD’s named executive officers in connection with the mergers.	☐	☐	☐
2.	To approve the adjournment of the RFMD special meeting (if necessary or appropriate to solicit additional proxies if there are not sufficient votes to approve the merger agreement),	☐	☐	☐

THE UNDERSIGNED HEREBY RATIFIES AND CONFIRMS ALL THAT SAID AGENTS, OR ANY OF THEM OR THEIR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF, AND ACKNOWLEDGES RECEIPT OF THE NOTICE OF THE SPECIAL MEETING, THE ACCOMPANYING JOINT PROXY STATEMENT/PROSPECTUS, AND THE ANNUAL REPORT TO SHAREHOLDERS FOR THE YEAR ENDED MARCH 30, 2013.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be sumitted via this method.

					☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

PROXY

RF MICRO DEVICES, INC.

[—], 2014 SPECIAL MEETING

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

RF MICRO DEVICES, INC.

The undersigned shareholder of RF Micro Devices, Inc., a North Carolina corporation (“RFMD”), appoints Robert A. Bruggeworth and William A. Priddy, Jr., or either of them, with full power to act alone, the true and lawful attorneys in fact of the undersigned, with full power of substitution and revocation, to vote all shares of common stock of RFMD that the undersigned is entitled to vote at the special meeting of shareholders of RFMD to be held at [—], on [—], 2014 at [—], Eastern time and at any adjournment thereof, with all powers the undersigned would possess if personally present, as follows:

The shares represented by this proxy will be voted in accordance with the instructions of the undersigned shareholder(s) when instructions are given in accordance with the procedures described herein and the accompanying proxy statement. This proxy, if duly executed and returned, will be voted “for” each of proposals 1, 2 and 3, if no instruction to the contrary is indicated. If any other business is properly presented at the special meeting, this proxy will be voted in accordance with the best judgment of the proxies identified above.

(Continued and to be signed on the reverse side.)